Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

July 31, 2007

Amedica Corporation

615 Arapeen Drive, Suite 302

Salt Lake City, UT 84108

Ladies and Gentlemen:

We have acted as counsel to Amedica Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (Registration No. 333-143160), as amended (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), up to 5,347,500 shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”). As used herein, the term “Shares” shall also include any additional shares of Common Stock which may be registered pursuant to any subsequent registration statement that the Company may file with the Commission pursuant to Rule 462(b) under the Securities Act (“Rule 462(b)”) in connection with the offering contemplated by the Registration Statement. The Shares are to be sold to a group of underwriters (the “Underwriters”) who will be parties to an Underwriting Agreement with the Company, the form of which Agreement has been filed as an exhibit to the Registration Statement. All of the Shares are being registered for sale to the Underwriters by the Company. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Registration Statement, the form of Underwriting Agreement, the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company, both as currently in effect, certain resolutions adopted by the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company and such other documents as we have deemed necessary for purposes of rendering the opinions in the letter.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | PALO ALTO | SAN DIEGO | LONDON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

July 31, 2007

Amedica Corporation

Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefore as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement and in any registration statement pursuant to Rule 462(b). In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C.